Ramaco Resources Investor Presentation 2017 June Exhibit 99.1

Disclaimer Forward Looking Statements The information in this presentation includes “forward-looking statements.” All statements, other than statements of historical fact included in this presentation, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this presentation, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in the issuer’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements may include statements about: our status as a recently organized corporation with no operating history, no current revenue and properties that have not yet been developed into producing coal mines; deterioration of economic conditions in the steel industry generally; deterioration of economic conditions in the metallurgical coal industry generally; higher than expected costs to develop our planned mining operations, including the costs to construct necessary processing and transport facilities; decreases in the estimated quantities or quality of our metallurgical coal reserves; our expectations relating to dividend payments and our ability to make such payments; our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of additional metallurgical coal reserves as currently contemplated or to fund the operations and growth of our business; increased maintenance, operating or other expenses or changes in the timing thereof; impaired financial condition and liquidity of our customers; increased competition in coal markets; decreases in the price of metallurgical coal and/or thermal coal; the impact of and costs of compliance with stringent domestic and foreign laws and regulations, including environmental, climate change and health and safety regulations, and permitting requirements, as well as changes in the regulatory environment, the adoption of new or revised laws, regulations and permitting requirements; the impact of potential legal proceedings and regulatory inquiries against us; our inability to effectively deploy the net proceeds of this offering; impact of weather and natural disasters on demand, production and transportation; reductions and/or deferrals of purchases by major customers and our ability to renew sales contracts; credit and performance risks associated with customers, suppliers, contract miners, co-shippers and trading, banks and other financial counterparties; geologic, equipment, permitting, site access, operational risks and new technologies related to mining; transportation availability, performance and costs; availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives and tires; and the other risks identified in the issuer’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q including, without limitation, those under the headings “Risk Factors,” “Business” and “Certain Relationships and Related Party Transactions.” We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of coal. These risks include, but are not limited to, commodity price volatility, demand for domestic and foreign steel, inflation, lack of availability of mining equipment and services, environmental risks, operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, and the timing of development expenditures and the other risks described under "Risk Factors" in issuer’s most recent Annual Report of Form 10-K and Quarterly Reports on Form 10-Q. Should one or more of the risks or uncertainties described in this presentation occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this presentation.

Introduction

Ramaco Overview

RAMACO RESOURCES

(NASDAQ: METC)

"Pure play" metallurgical coal company with 237 million tons of high quality metallurgical coal reserves (more than a 50-year production life) and advantaged geology leading to low cash costs

At a Glance

- Large 237 million ton met coal reserve base with attractive quality characteristics across High-Vol. and Low-Vol. segments
- Advantaged reserve geology provides us with industry leading cash costs per ton and highly efficient productivity (4 tons per employee hour)
- Ramping production from approximately 1 million tons in 2017 to 4.5 million tons over next four years
- Zero debt and current cash balance of $71 million as of March 31, 2017
- We are an "Income" story – we intend to return capital through dividends

Market Summary

Trading Price (June 5, 2017):	$5.58
Ticker Symbol:	METC
Common Shares Outstanding:	39 million
Market Capitalization:	$248 million
Cash and Cash Equivalents:	$71 million
Total Debt (3/31/17):	$0
Analyst Coverage:	David Gagliano, BMO Securities Jeremy Sussman, Clarkson Platous Mark Levin, Seaport Global Christopher LaFemina, Jefferies Securities Curt Woodworth, Credit Suisse Michael Dudas, Vertical Research Partners
Management Ownership	> 8%

RAMACO RESOURCES

3

Met Asset Portfolio with Competitive Advantages

Central Appalachian Operations

- **Elk Creek (production began in Dec 2016)**
  - 98 million tons of High Vol. Met
  - Relatively thick coal seams at deep mines and low ratios at surface mines translate to low costs
  - 20 year mine plan with 9 underground and 2 contour surface/highwall mines with high TPEH rate of approximately 4.06
  - Current access to CSX land future NS loadouts

- **Berwind (2017 commencement of production)**
  - 72 million tons of Low Vol.
  - Cost Advantage to Suncoke's Jewel Plant
  - Truck high-recovery coal to and Knox Creek prep plant and NS load-out

- **Knox Creek and Jewell**
  - 61 million tons of High Vol. A
  - Processing Plant will wash both Berwind and Knox Creek coal
  - Purchasing and reselling third party coal since December 2016
  - Jewell acquisition provides high CSR coal, royalty income and additional mining opportunities.



Pittsburgh
Ram Mining Properties
ELK CREEK
LOGAN
Loadout Sites
MINGO
WYOMI
WEST VIRGINIA
PIKE
KENTUCKY
Knox Creek
MCDOWELL
VIRGINIA
Jewell
SunCoke Jewell Coke Plant
BUCHANAN
BERWIND
MERCER
TAZEWELL
Jewell
Knox Creek Plant & Impoundment
KNOX CREEK
Jewell
Norfolk Southern Railway
CSX Railway

Northern Appalachian Operations

- **RAM (2019 production planned)**
  - 5.6 million tons of High Vol. met Pittsburgh Seam
  - Low Mine cost and 6 miles by barge from U.S. Steel Clairton Coke Plant

4.4 million ton per year production of high quality met coal with advantaged costs and logistics

RAMACO RESOURCES

4

Key Management Name Position Prior Experience Years of Experience Randall W. Atkins Michael D. Bauersachs Mark A. Clemens Marc R. Solochek Co-Founder, Executive Chairman Co-Founder, President & CEO Chief Operating Officer Chief Financial Officer 35+ 30+ 20+ 30+

Key Recent & Upcoming Milestones

Management continues to deliver on key company milestones to enhance shareholder value

Key Dates

- **2011:** Ramaco founded by Randall Atkins, Michael Bauersachs & Yorktown
- **December 2011:** Ramaco acquires RAM Mining reserves
- **April 2012:** Ramaco acquires Elk Creek property from Laurel Run Coal Company
- **September 2013:** Ramaco acquires Baisden-Vaughn property adjacent to Elk Creek
- **August 2015:** Ramaco acquires Berwind reserves of 76 million tons under lease from Berwind Land Company
- **July 2016 :** Ramaco purchases Knox Creek properties including 60 million tons of met coal and preparation plant
- **September 2016:** Ramaco raises $90M convertible preferred from Yorktown and Energy Capital Partners
- **December 2016:** Shipped first train at Knox Creek for our own account. First sales into the export market
- **January 2017:** Commenced commercial production at the first mine at Elk Creek
- **January 2017:** Delivered the first trucks of coal to neighboring wash plant
- **February 2017:** Ramaco prices its IPO at $13.50 per share under ticker symbol "METC"
- **April 2017:** Commenced production at the 2nd underground mine at Elk Creek

Recent Milestones

✓ *First sales*	Shipped first train at Knox Creek for our own account on December 6, 2016. Sold into the export market.
✓ *Elk Creek first coal*	Commenced commercial production at the first mine at Elk Creek on December 29, 2016.
✓ *Washing agreement*	Delivered the first trucks of coal to neighboring wash plant on January 9, 2017. First 10,000 tons to a Ramaco customer tom be loaded on June 10, 2017.

Upcoming Milestones

Elk Creek prep plant (**Q3 2017**) → Elk Creek first coal on rail (**Q3 2017**) → Berwind first coal (**2017**) → Production reaches 2.8mmtpy (**2018**)

RAMACO RESOURCES
6

Maintain conservative balance sheet Cash on hand and primary proceeds expected to fully fund 2017 and 2018 capital investment budget Intend to remain generally debt free Return capital to shareholders Board of Directors adopted a policy that they would consider initiating a quarterly dividend in the third quarter of 2018 Excess cash flow expected to be returned to shareholders through special dividends Focus on generation of cash flow Low cost profile will support cash generation at a variety of met coal prices Do not intend to grow for the sake of growth beyond planned expansion to 4.4 millions tons per year Management Financial Approach

Investment Highlights

Investment Highlights

1	**Portfolio of high-quality, long-lived assets**	■ Large 237 million ton met coal reserve base with attractive quality characteristics across High-Vol. and Low-Vol. segments
2	**Fully financed near-term growth**	■ Fully funded 2017 and 2018 capital investment budget ■ Initial Elk Creek production profile fully permitted, commenced production on December 29, 2016 ■ Plan to grow production to 4.4+ million clean tons of primarily High-Vol. and Low-Vol. met coal
3	**Low cost U.S. met coal producer**	■ We believe our cash costs will be substantially below most U.S. domestic met coal producers ■ Superior geology should yield **high** expected clean-tons-per-foot, and combined with lower surface mining ratios, will create greater tons-per-employee hour productivity profile at Elk Creek than the majority of U.S. producers
4	**Positioned to serve both domestic and export markets**	■ Well-positioned to sell into both domestic and export markets ■ Advantaged infrastructure and flexibility
5	**Clean, unlevered balance sheet**	■ No long-term third party liabilities gives Ramaco a much “cleaner” coal production story than majority of producers ■ Surety bonds to secure permits issued without posting collateral ■ No debt provides greater flexibility and lower risk relative to peers
6	**Highly experienced team with strong sponsor support**	■ Highly experienced management team and board of directors with a long history of acquiring, developing, financing, building, and operating coal properties ■ Leading energy and natural resources private equity sponsors (Yorktown and Energy Capital Partners)

Among the lowest cash-cost met coal platform with sustainable competitive advantages – strategically positioned to capitalize on met coal commodity market

RAMACO RESOURCES

9

Met Coal Properties Reserves (mm tons)1 Estimated Full Production 2022 (000’s tons) Anticipated Production Start Date Projected Mine Life (Years) Estimated Cost of Production ($/ton)2 Typical Met Coal Quality Transportation Property Location Mining Method Proven Probable Total Elk Creek Logan / Wyoming / Mingo Counties, WV Underground Highwall Surface 62.0 36.0 98.0 2,8655 Producing 20+ 58.67 High-Vol. A, B, A/B CSX, NS Rail, Truck Berwind McDowell County, WV Buchanan / Tazewell Counties, VA Underground 45.0 27.1 72.1 948 3rd quarter 2017 20+ 76.15 Low-Vol. Truck, NS Rail RAM Mine Washington County, PA Underground 2.0 3.6 5.6 538 2019 10 47.95 High-Vol. C NS Rail, Truck, Barge Knox Creek Buchanan / Tazewell / Russell Counties, VA Underground 58.2 3.0 61.2 TBD4 2017 TBD4 84.964 High-Vol. A Truck, NS Rail Total 167.1 69.8 237.0 4,351 237 million tons of met coal reserves supports long mine life Portfolio of High-Quality, Long-Lived Met Coal Assets 1

1 Ramaco is Producing Coal with Attractive Characteristics

Key Highlights

- **Elk Creek:** contains 28 high volatile metallurgical coal seams, all of which contain high-quality coal. All but one seam is accessible above drainage. All seams are high fluidity met coals
- **Berwind:** will produce low volatile coal, with very low sulfur
- **RAM Mine:** will produce High-Vol. C from a reserve base with thick coal seams
- **Knox Creek/Jewell:** will initially target development of a High-Vol. A reserve that is accessible from existing stopes, shafts, and handling facilities which will be belted directly to the existing preparation plant. Currently permitting two high CSR low vol mines.

Domestic Market Positioning

Operation	Commentary
Elk Creek	Advantaged geology with high productivity provides cost advantage versus peers
Berwind	Close to SunCoke Jewell coking plant. Low sulfur content well positioned for high value specialty business[2]
RAM Mine	Geographically advantaged for delivery to multiple domestic coke producers' coking plants
Knox Creek/ Jewell	Operating prep plant is close to SunCoke's Jewell coking plant. Currently washing coal purchased from third parties for resale. Jewell coal historically consumed at SunCoke's plant.

Ramaco Mines and Coal Types Produced

Coal Types	Elk Creek	Berwind	Knox RAMCreek/Jewell	
High-Vol. A	✓	X	X	✓
High-Vol. A/B	✓[1]	X	X	X
High-Vol. B	✓	X	X	X
High-Vol. A/B Low Ash	✓	X	X	X
High-Vol. C	X	X	✓	X
Low-Vol.	X	✓	X	✓
Mid-Vol.	X	X	X	X
Thermal Coal (CAPP Low Sulfur)	✓	X	X	✓

Path to Export Market

Operation	Rail	Barge	Port
Elk Creek	CSX/NS	Multiple Destinations, incl. RRT (SunCoke)	DTA, Pier IX, Lambert's Point
Berwind[3]	NS	Unlikely	Lambert's Point
RAM Mine	NS	RAM, Mon. River	Various Gulf Coast, incl. IMT (Kinder Morgan)
Knox Creek/ Jewell	NS	Unlikely	Lambert's Point

RAMACO RESOURCES

1. Primary coal type produced.
2. Includes activated carbon, ferro-silicon, and foundry coke.
3. Transported through Knox Creek, unless alternate site is pursued.

11

Production Forecast Elk Creek has commenced production Production in Stone Coal – Alma Mine began December 2016 Elk Creek West – Eagle Mine commenced mining in April 2017 Construction of the 700 ROM (run of mine) tons per hour Elk Creek preparation plant is projected to be completed in August 2017 Berwind is expected to be in development production in 2017 Berwind reserve is presently in the mine planning and permitting process, which is expected to be completed in 2017 RAM Mine is scheduled for initial production in 2019 1.Includes royalties at an illustrative met coal benchmark price of $150 per metric tonne. . Near-term Growth with Long-term Upside Potential 2 Average cash cost of $58/ton from 2018 through 2026

U.S. Domestic Met Coal Total Cash Cost Curve 20171 (FOB mine) Ramaco Resources’ expected low cost structure could provide a competitive advantage to serve both the domestic & seaborne market Source: Wood Mackenzie. Assuming $150/tonne benchmark price. 1.Represents total cash costs of coal consumed by U.S. customers sources per Wood Mackenzie. 2.Represents total cash costs of coal consumed by international customers sources per Wood Mackenzie. 3.Ramaco estimated 2021 cash cost, including estimated transportation costs ($/ton). U.S. Seaborne Met Coal Total Cash Cost Curve 20172 (FOB port) ‘000 tons ‘000 tons $ per ton $ per ton Lowest quartile cost position Ramaco’s export cost is expected to be very competitive 3 3 Low Cost U.S. Met Coal Producer 3

Thicker coal seams result in a comparatively high clean-ton-per-foot and ton-per-employee hour productivity profile Near-or-above drainage seams enable drift access for underground development Numerous mineable seams in close proximity create a low mining ratio, and translate to low-cost surface and highwall mining Our projected operating statistical advantages have been independently verified by outside consultant Weir Mining Consultants 3-6 FT. SEAM HEIGHT Typical Competitor Seam Height 2-4 Ft. SHALE SANDSTONE 1.Competitor data provided by Energy Ventures Analysis, from September 2015 through September 2016. 2.Weighted average for total Elk Creek complex. Overview Illustrative Geologic Advantage LTM Sep 2016 Domestic Met Coal Productivity Curve (TPEH)1 TPEH 1) Show 10 year TPEH to match S-1 (see page 79 of S-1) Geology Advantages and Higher Productivity Drive Lower Cash Costs Elk Creek Complex2 U.S. Met Coal Mine Production by Mine (‘000 tons) 3 Overview of Elk Creek Mining Methods

4 Ramaco is Well-Positioned to Serve Domestic and Export Steel Markets

Planned Export Routes

- CSX export will go to Kinder Morgan's Pier IX or DTA
- NS export tons will go to the NS Lamberts Point facility
- Target Atlantic basin customers in Europe and South America

Key Potential Domestic Customers

- **U.S. Steel:**
  - Clairton Works (Clairton, PA)
  - Granite City Works (Granite City, IL)
- **SunCoke Energy:**
  - Haverhill North 1 & 2 Operations (Haverhill, OH)
  - Indiana Harbor Operations (East Chicago, IL)
  - Jewell Coke Operations (Vansant, VA)
  - Gateway Energy (Granite City, IL)
- **ArcelorMittal:**
  - Burns Harbor (Burns Harbor, IN)
  - Cleveland (Cleveland, OH)
  - Monessen (Monessen, PA)
- **DTE Energy:**
  - EES Coke (Detroit, MI)
  - Shenango Coke (Pittsburgh, PA)
- **AK Steel:**
  - Middletown Works (Middletown, OH)
  - Mountain State Carbon (Follansbee, WV)



MI
NY
PA
OH
NJ
WV
DE
MD
NC
US Steel Clairton
Ramaco RAM Mine
Consol Energy Export Pier
CSX Cheseapeake Bay Pier
Ramaco Elk Creek
SunCoke Energy Jewell Coke
Ramaco Berwind
Ramaco Knox Creek
Dominion Terminal
Norfolk Pier 6
Pier IX Terminal
Europe
South America
Ramaco Properties
AK Steel
ArcelorMittal
CSX & Consol
DTE Energy
SunCoke
U.S. Steel
Others
Sea Port
Steel Production Plant
Coke Production Plant
Steel & Coke Production Plant
Norfolk Southern Rail Line
CSX Rail Line

RAMACO RESOURCES

15

U.S. coal peer #5 $1,879 Ramaco is currently debt free and fully funded for our 2017 and 2018 capital program Existing assets acquired strategically on a debt free basis and with limited environmental liabilities No long-term third party liabilities gives Ramaco a “cleaner” coal production story than other U.S. producers and contributes to lower cash costs No debt provides greater flexibility and lower risk relative to peers Source: FactSet and Bloomberg as at January 18, 2017 and Company information. Ramaco has no debt with negligible ARO (US$ in millions) Debt Asset Retirement Obligation U.S. coal peer #1 U.S. coal peer #2 U.S. coal peer #3 U.S. coal peer #6 Clean, Unlevered Balance Sheet Enterprise Value $2,379 $730 $474 $1,416 Bonding requirements, letters of credit obligation (2) + surety bonds (#1), all bonds. Arch ARO closer to $650 surety is 549 5 $932 U.S. coal peer #4 $174

6 Seaborne Met Coal Prices Have Strengthened Significantly

Meaningful supply rationalization and stronger than expected demand has led to a strong recovery in worldwide met coal prices

- Recent rally has been driven by structural factors:
  - Multiple years of declining U.S. met coal production (primarily higher cost operations), creating tight supply dynamics domestically
  - Inability for key supply regions to respond due to lack of capital investment in existing supply through the period of low prices
  - Expectations that China will maintain a degree of supply-side discipline to keep met prices within a "reasonable range"
  - China's closure of induction furnace steel production likely to increase demand for blast furnace production

Historical Benchmark Met Coal Pricing



US$/metric ton FOB port - Australia
$400
$350
$300
$250
$200
$150
$100
$50
$0
Q1 Q2 Q3 Q4
2010
2011
2012
2013
2014
2015
2016
2017
Q1 2017 Benchmark Price: $285/mt
Q2 2017 Spot highs of $314/mt driven by Cyclone Debbie. Pricing appears to have stabilized around $150/mt
Premium HCC Australia Export Contract Settlements
Spot Premium HCC Price

Source: Bloomberg as of 5/30/2017.

RAMACO RESOURCES

17

Randall W. Atkins Co-Founder, Executive Chairman 35 years of experience in energy investment and financing Prior energy financing roles at: Ashland Oil, Inc., S.N. Phelps & Co., and J.P. Morgan Founded Brook Investment Corp. to provide investment banking services to mining and energy companies Served as CEO of Pelagas, LLC, a European energy acquisition company owned by management and the Estee Lauder family More than 15 years of experience specifically financing coal acquisitions and development Michael D. Bauersachs Co-Founder; President & CEO 30+ years of experience acquiring, developing and managing coal assets in every major U.S. producing region Served as Vice President of Planning for Massey Energy Company Served similar roles in: Arch Coal and Zeigler Coal Holding Company Founder and Lead Member of MDB Energy Advisors, LLC Marc Solochek Chief Financial Officer Over 30 years of finance and energy experience, serving as a financial consultant to the mining industry over the last 14 years Served as CFO of Vulcan Capital Management, a private equity firm Served as CFO of Ashland Coal, Inc., a publicly traded coal producer Board member of Novadx Ventures Corp and former board member of National Coal Corp and Elk Horn Coal Company Michael Windisch Chief Accounting Officer 20 years of experience in accounting, including the last 15 years as CFO of companies in the energy and industrial sectors Served as CFO of U.S. Coal Corporation during its restructuring process Served as CFO of NGAS Resources, Inc., a public energy company Prior experience at PricewaterhouseCoopers LLP Mark A. Clemens Chief Operating Officer 20+ years of experience in the coal industry Served as SVP of Group Operations and Corporate Controller at Massey Energy Served as President of Massey Coal Services, Inc. and Independence Coal Company, Inc. operating subsidiaries Prior operating experience at Trinity Coal Corporation Strategic Relationships Joseph A. Czul 1 Exclusive Marketing Agent Exclusive 2-year coal sales relationship, and a planned joint venture to create a trading company 30+ years in the coal industry with extensive experience marketing met coal to customers worldwide Served as President of Logan and Kanawha Coal Company, LLC Served in senior marketing positions with Peabody Coal and Pittston Coal Company 1.. The Company has entered into a contract with JA Czul Coal Sales and Advising, LLC (“JACC”) for the marketing and sales of our coal products. The contract provides that Mr. Czul will serve as the Company’s exclusive agent for the marketing of its met coal in exchange for a monthly retainer per ton marketing fee based on amount of coal sold. Highly Experienced Management Team & Strategic Relationships 7

Overview Formed in 1990 with current capital committed and/or invested capital of over $8 billion over 11 separate funds Investments made in 80 companies across the energy and natural resource sectors Consistent strategy of backing proven management teams with strong track records of performance Formed in 2005 with current capital committed and/or invested capital of over $13 billion over 4 separate funds The firm is focused on investing in the power generation, midstream oil and gas, environmental infrastructure, renewable energy, electric transmission, and energy services sectors of North America's energy industry Representative Investments Leading Energy-Focused Sponsors 7

Indexed Share Price vs. Coking Coal Price Source: Bloomberg as of May 30, 2017. Ramaco Valuation vs. Met Coal Prices 8 Ramaco’s share prices have traded 51% lower since IPO despite no material changes to the company’s production guidance or the met market environment $13.50/share $168/mt $6.57/share -51% $174/mt +3% Impact of Cyclone Debbie

Highly experienced team with strong sponsor support 7 Supportive met coal and steel market conditions 6 Clean, unlevered balance sheet 5 Attractive opportunity for long-term investors 8 Lowest quartile cost U.S. met coal producer 3 Fully financed near-term growth with long-term upside 2 Portfolio of high-quality, long-lived assets 1 Key Take-Aways Positioned to serve both domestic and export markets 4

Appendix

Environmental, Health & Safety Ramaco’s comprehensive health and safety program focuses on its core belief that all accidents and occupational illnesses are preventable. Ramaco believes that: Business excellence is achieved through the pursuit of safer and more productive work practices Any task that cannot be performed safely should not be performed Working safely is a requirement for all employees Controlling the work environment is important, but human behavior within the work environment is paramount Safety starts with individual decision-making – all employees must assume a share of responsibility for acts within their control that pose a risk of injury to themselves or fellow workers All levels of the organization must be proactive in implementing safety processes that promote a safe and healthy work environment Consequently, we are committed to providing a safe work environment; providing our employees with proper training and equipment; and implementing safety and health rules, policies and programs that foster safety excellence. The safety program includes a focus on the following: hiring the right workers, safety incentives, communication, drug & alcohol testing, continuous improvement programs, training, accident investigation, safety audits, employee performance improvement, employee involvement and positive reinforcement Ramaco is committed to complying with both regulatory and its own high standards for environmental and employee health and safety requirements

Additional Directors Patrick C. Graney, III Independent Director Founder and Chairman of the One Stop Company, an operator of over 40 stores in West Virginia, until its purchase by Cross America Partners Previously served as Eastern Regional President of Maxum Petroleum, a nationwide independent distributor of petroleum products Director of U.S. Federal Reserve Bank of Richmond (2008-2013) Served as President and CEO of Petroleum Products, Inc., a motor fuel and lubricant distribution company from 1985 until 2007 Director and the past president of the West Virginia Oil Marketers and Grocers Association (OMEGA); and also serves as a Director for West Virginia Roundtable, West Virginia Coal Association, West Virginia Chamber of Commerce, University of Charleston, and Edgewood Summit Served as Financial Strategist to the Governor of West Virginia in the Office of Community and Industrial Development (1985-1987) Richard M. Whiting Independent Director Former President of Kinder Morgan Resources, LLC Previously served as President, Chief Executive Officer and Director of Patriot Coal Corporation Previously served as President, Chief Operating Officer, Chief Marketing Officer and Director of Peabody Energy Corporation Director of the National Coal Council, former Director of the Society of Mining Engineers Foundation, former Director of the National Mining Association and former Chairman of the Bituminous Coal Operators’ Association Howard W. Keenan. Jr. Director Founder and manager of Yorktown Partners LLC and manager of the Yorktown group of investment partnerships He is serving or has served as a director of multiple Yorktown portfolio companies including Antero Resources Corporation, Concho Resources, Inc. and GeoMet. Previously served in the Corporate Finance Department of Dillon, Read & Co. Inc. Bryan H. Lawrence Director Founder and manager of Yorktown Partners LLC and manager of the Yorktown group of investment partnerships Directorships at: Approach Resources Inc., Armstrong Energy, Inc. Carbon Natural Gas Company, Hallador Petroleum Company, Star Gas Partners L.P., and certain non-public energy companies in which Yorktown partnerships hold equity interests The Yorktown partnerships were formerly affiliated with the investment firm of Dillon, Read & Co. Inc., where Mr. Lawrence was employed beginning in 1966, serving as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997 Trent Kososki Director 11-years of energy investing experience at Energy Capital Partners Active directorships at: ADA Carbon Solutions, LLC, Chieftain Sand and Proppant, LLC; board observer at Rimrock Midstream, LLC, Cornucopia Oil & Gas, LLC and Sungevity, Inc. Previously worked in investment banking at Credit Suisse First Boston Tyler Reeder Director Partner at Energy Capital Partners responsible for power generation, environmental infrastructure and mining investments Previously served as Vice President of Power and Fuel Markets of Texas Genco, LLC and as an advisor on the acquisition of Texas Genco, LLC by a consortium of private equity firms Active directorships at: Dynegy, Inc., ADA Carbon Solutions, LLC, Broad River Power Holdings, LLC, CE2 Carbon Capital, LLC, Empire Gen Holdings, Inc., Terra-Gen, LLC, EnergySolutions, Inc. and Granite Holdings, Inc. (parent company of Wheelabrator Technologies, Inc.) Management Directors Randall W. Atkins Co-Founder, Executive Chairman Michael D. Bauersachs Co-Founder; President & CEO Board of Directors

U.S. Met Coal Exports

U.S. Exports Met Coal to Four Market Regions:

North America (Canada/Mexico): 4-7mmtpy

- Canada has 3 operating blast furnaces, producing 6mmpty of steel and requiring 4mmtpy+ of U.S. coal
- Mexico: AHMSHA blast furnace imports 1-2mmtpy to supplement local coal production

South America (primarily Brazil): 4-9mmtpy

- Brazil is a major global steelmaker, requiring ~19mmtpy of coking coal to support its blast furnaces

Europe (including Ukraine & Turkey): 13-33mmtpy

- European steelmakers prefer US High-Vol A product
- 2016 exports of ~19mm tons

Asia (Japan, Korea, India, China): 0-22mmtpy; swing market for U.S.

U.S. Remains the Key Swing Producer in Global Market

- Total U.S. met quality production cut by 21mmtpy from 2014; exports down 19mm tons tons from 2014
- Q1 U.S. met production increased year-over-year, partially in response to price run up in fourth quarter of 2016
- U.S. exports to Asia could increase as China seeks to replace coke production lost from shutting down its induction furnace production of steel

U.S. Met Coal Exports



North America
South America
Europe/Med
Asia
mm tons
80
70
60
50
40
30
20
10
0
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016

Source: Energy Ventures Analysis.

Note: All export tonnage shown, U.S. production and sales figures quoted in short tons or st (2,000 lbs).

RAMACO RESOURCES

25

U.S. Met Coal Supply / Demand

U.S. Met Coal Supply/Demand Balance (mm short tons)

Supply	2011	2012	2013	2014	2015	2016
Low-Vol	23.8	24.9	25.9	23.4	19.4	17.4
Mid-Vol	13.5	12.8	13.2	13.0	10.2	6.7
High-Vol A	21.1	18.2	17.4	17.2	15.8	15.7
High-Vol B	26.7	23.6	18.8	17.4	14.2	9.9
Domestic Supply	**85.1**	**79.5**	**75.3**	**71.0**	**59.5**	**49.8**
Demand	**2011**	**2012**	**2013**	**2014**	**2015**	**2016**
Domestic						
Low-Vol	4.1	3.9	4.0	4.2	3.7	3.1
Mid-Vol	2.1	2.0	2.0	2.1	1.9	1.6
High-Vol A	8.2	7.9	8.0	8.3	7.4	6.2
High-Vol B	6.2	5.9	6.0	6.3	5.6	4.7
Domestic Receipts of US Coal	**20.6**	**19.7**	**20.0**	**20.9**	**18.6**	**15.6**
Imports of coking coal	1.5	1.2	1.1	0.8	0.9	0.3
Total Domestic Receipts	**22.1**	**20.9**	**21.1**	**21.7**	**19.5**	**15.9**
Domestic Consumption	21.4	20.8	21.5	21.3	19.7	16.5
Stockpile change	*0.6*	*0.1*	*(0.4)*	*0.4*	*(0.2)*	*(0.6)*
Exports						
Low-Vol	19.7	21.0	21.9	19.3	15.6	14.3
Mid-Vol	11.4	10.9	11.2	10.9	8.3	5.2
High-Vol A	12.9	10.3	9.4	8.9	8.3	9.5
High-Vol B	16.7	20.2	16.8	13.8	8.1	5.9
Exports of US Coking Coal	**60.6**	**62.4**	**59.3**	**52.9**	**40.4**	**34.9**
High-Vol C	4.7	3.8	3.1	2.5	1.9	2.4
PCI	4.2	3.7	3.3	4.7	3.7	3.6
Total Exports (incl. Canada)	**69.5**	**69.9**	**65.7**	**60.1**	**46.0**	**40.9**
Demand for U.S. Coking Coal	**81.2**	**82.1**	**79.3**	**73.7**	**59.0**	**50.5**

Supply Observations

- Domestic production cutbacks accelerated sharply in 2015 driven by global met coal prices falling well below domestic cash costs
- Significant rationalization of out-of-the-money production
- Dramatic supply contraction combined with high cost production across met coal (specifically HVA and HVB)

Demand Observations

- U.S. domestic met coal demand has been stable relative to exports, and is expected to be ~18mm ton annual run-rate (excluding ~4mm tons to Canada)[2]
- Restart of Granite City, potential for restarts at USSC and Ashland

Implications

- Displaced miners and idled mining equipment
- Pricing volatility impact on capital investments
- New administration expected to support improved regulatory environment and steel intensive domestic infrastructure spending

1. Energy Ventures Analysis.
2. Canada consumes 4 million tpy of U.S. met coal that is picked up in export data, but demand stability and pricing characteristics are in-line with U.S. customers.

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